                                                                    Exhibit 3.11

                                     BYLAWS

                                       OF

                           THE NATIONAL REGISTRY INC.,
                             a Delaware corporation
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

STOCKHOLDERS..................................................................1
     Section I.l. Annual Meetings.............................................1
     Section I.2. Special Meetings............................................1
     Section I.3. Notice of Meetings..........................................1
     Section I.4. Adjournments................................................1
     Section I.5. Quorum......................................................2
     Section I.6. Organization................................................2
     Section I.7. Voting; Proxies.............................................2
     Section I.8. Fixing Date for Determination of Stockholders of Record.....3
     Section I.9. List of Stockholders Entitled to Vote.......................4
     Section I.l0. Action By Consent of Stockholders..........................4

BOARD OF DIRECTORS............................................................5
     Section II.1. Number; Qualifications; Powers.............................5
     Section II.2. Election: Resignation: Removal: Vacancies..................5
     Section II.3. Regular Meetings...........................................5
     Section II.4. Special Meetings...........................................5
     Section II.5. Telephonic Meetings Permitted..............................6
     Section II.6. Quorum and Manner of Action................................6
     Section II.7. Organization...............................................6
     Section II.8. Informal Action by Directors...............................6

COMMITTEES....................................................................6
     Section III.l. Committees................................................6
     Section III.2. Committee Rules...........................................7

OFFICERS......................................................................7
     Section IV.1. General....................................................7
     Section IV.2. Election...................................................7
     Section IV.3. Voting Securities Owned by the Corporation.................7
     Section IV.4. Chairman...................................................8
     Section IV.5. Vice Chairman..............................................8
     Section IV.6. President..................................................8
     Section IV.7. Vice Presidents............................................8
     Section IV.8. Secretary..................................................9
     Section IV.9. Treasurer..................................................9
     Section IV.l0. Assistant Secretaries....................................10
     Section IV.l1. Assistant Treasurers.....................................10
     Section IV.12. Other Officers...........................................10


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                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page
                                                                            ----

STOCK.........................................................................10
     Section V.1. Certificates................................................10
     Section V.2. Lost, Stolen or Destroyed Stock Certificates; Issuance
                     of New Certificates......................................11
     Section V.3. Payment of Dividends........................................11

EMPLOYEES, OFFICERS, DIRECTORS AND AGENTS.....................................11
     Section VI.l. General....................................................11
     Section VI.2. Proceedings Other Than Proceedings by or in the Right
                   of the Corporation.........................................11
     Section VI.3. Proceedings by or in the Right of the Corporation..........12
     Section VI.4. Indemnification for Expenses of a Party Who is Wholly
                      or Partly Successful....................................12
     Section VI.5. Indemnification for Expenses of a Witness..................12
     Section VI.6. Advancement of Expenses....................................13
     Section VI.7. Procedure for Determination of Entitlement to
                      Indemnification.........................................13
     Section VI.8. Presumptions and Effect of Certain Proceedings.............15
     Section VI.9. Remedies of Indemnitee.....................................16
     Section VI.10. Non-Exclusivity; Survival of Rights: Insurance;
                      Subrogation.............................................17
     Section VI.11. Severability..............................................18
     Section VI.12. Certain Persons Not Entitled to Indemnification or
                      Advancement of Expenses.................................19
     Section VI.13. Definitions...............................................19

MISCELLANEOUS.................................................................21
     Section VII.1. Fiscal Year...............................................21
     Section VII.2. Seal......................................................21
     Section VII.3. Waiver of Notice of Meetings of Stockholders,
                    Directors and Committees..................................21
     Section VII.4. Interested Directors: Quorum..............................21
     Section VII.5. Form of Records...........................................21
     Section VII.6. Notices...................................................22
     Section VII.7. Amendment of Bylaws.......................................22


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                                     BYLAWS

                           THE NATIONAL REGISTRY INC.

                                    ARTICLE I
                                  STOCKHOLDERS

      Section I.l. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors of the Corporation at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the board of directors of the Corporation (the "Board of Directors") from time to time. Any other proper business may be transacted at the annual meeting.

      Section I.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by (a) the Board of Directors or
(b) a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in these Bylaws or a resolution of the Board of Directors, include the power to call such meetings, and shall be called by the Secretary of the Corporation at the request of one or more stockholders holding a minimum of thirty percent (30%) of the issued and outstanding shares of common stock of the Corporation, but such special meetings may not be called by any other person or persons.

      Section I.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, the notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

      Section I.4. Adjournments. Except as otherwise provided herein, any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a


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new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section I.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the Corporation's Certificate of Incorporation or these Bylaws, the holders of a majority of the outstanding shares o(pound) each class of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting form time to time in the manner provided in Section I.4 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote 1n the election of directors o(pound) such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right o(pound) the Corporation to vote shares of stock, including but not limited to its own stock, held by it in a fiduciary capacity.

      Section I.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or, in his absence, by a Vice chairman of the Board, if any, or, in his absence, by the President, or, in his absence, by a Vice President, or, in the absence of the foregoing person, by a chairman designated by the Board of Directors, or, in the absence of such designation, by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but, in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

      Section I.7. Voting; Proxies. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, which proxy must be executed in writing but may be transmitted by facsimile or telegraphic means or by mail or physical delivery, but no such proxy shall be voted or acted upon after three
(3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy, or another duly executed proxy, bearing a later time or date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors


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unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect directors. All other elections and questions shall, unless otherwise provided by law or by the Corporation's Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of a simple majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting.

      Section I.8. Fixing Date for Determination of Stockholders of Record.

            (a) Subject to paragraph (b) hereof, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, or more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (l0) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the recorded date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior


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action by the Board of Directors is required by law, the Certificate of
Incorporation or these Bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation's registered office shall be by hand or by certified mail, return receipt requested. If no recorded date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the Certificate of Incorporation or the Bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

      Section I.9. List of Stockholders Entitled to Vote. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors of the Corporation to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger of the corporation shall be the only evidence of the persons who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

      Section I.10. Action By Consent of Stockholders. Unless otherwise restricted by the Corporation's Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous


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written consent shall be given to those stockholders who have not consented thereto in writing.

                                   ARTICLE II
                               BOARD OF DIRECTORS

      Section II.1. Number; Qualifications; Powers. The Board of Directors shall consist of not fewer than ______________ nor more than _______________ members. The exact number of members of the Board of Directors shall be fixed form time to time by the Board of Directors. Directors need not be stockholders. The Board of Directors shall have full power to conduct, manage, and direct the business and affairs of the Corporation, except as specifically reserved or granted to the stockholders by statute, the Corporation's Certificate of Incorporation or these Bylaws.

      Section II.2. Election: Resignation: Removal: Vacancies. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors, each of whom shall hold office for a term of one (1) year or until his successor is duly elected and qualified. Any director may resign at any time upon written notice to the Corporation. Subject to applicable law and any agreement among the stockholders to the contrary any vacancy occurring on the Board of Directors for any reason shall be filled by a majority o(pound)the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders entitled to vote thereon, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is duly elected and qualified.

      Section II.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.

      Section II.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President, an Executive Vice President, the Secretary or by any two members of the Board of Directors acting together. Reasonable notice thereof shall be given by the person or persons calling the meeting, not later than the second day before the date of the special meeting.


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      Section II.5. Telephonic Meetings Permitted. Members of the Board of
Directors, or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone Or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

      Section II.6. Quorum and Manner of Action. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by an affirmative vote of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no powers as such.

      Section II.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by a Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

      Section II.8. Informal Action by Directors. Unless otherwise restricted by the Corporation's Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

                                   ARTICLE III
                                   COMMITTEES

      Section III.l. Committees. The Board of Directors may, by resolution passed, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the


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resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

      Section III.2. Committee Rules. Unless the Board of Directors otherwise provided, each committee designated by the Board of Directors acting in accordance with the Certificate of Incorporation and these Bylaws, may make, alter and repeal rules for the conduct of its business. Subject to these Bylaws, in the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Sections II.3, II.4, II.5 and II.8 of these Bylaws.

                                   ARTICLE IV
                                    OFFICERS

      Section IV.1. General. The officers of the Company shall be chosen by the Board of Directors and shall be a President, a Vice President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board, a Vice Chairman of the Board, and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Company need not be stockholders or directors of the Company.

      Section IV.2. Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Company who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Company shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors. The salaries of all officers of the Company shall be fixed by the Board of Directors.

      Section IV.3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by such one or more officers and any such officer or other person who is from time to time so authorized by the


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Board of Directors. Any such officer or other person may, in the name of and on behalf of the Company, take all such action as such officer or other person deems advisable, and may vote in person Or by proxy at any meeting of security holders of any corporation in which the Company may own securities, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities which, as the owner thereof, the Company might have exercised and possessed if present.

      Section IV.4. Chairman. The Chairman, if there be one, shall perform such duties and exercise such powers as from time to time may be assigned to him by the Board of Directors.

      Section IV.5. Vice Chairman. The Vice Chairman, if there be one, shall perform such duties and exercise such powers as from time to time may be assigned to him by the Board of Directors. At the request of the Chairman or in his absence or in the event of his inability or refusal to act, the Vice Chairman shall perform the duties of the Chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman.

      Section IV.6. President. The President shall, subject to the control of the Board of Directors, have general supervision of the business of the Company and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall sign and execute all bonds, mortgages, contracts and other instruments of the Company requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Company may sign and execute documents when so authorized by these Bylaws or the Board of Directors. The President shall be the Chief Executive Officer of the Company. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

      Section IV.7. Vice Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act, unless the Board of Directors shall designate another officer to do so, the Vice President or the Vice Presidents, if there is one or more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. The Board of Directors may, and if there be no Vice President the Board of Directors shall, designate the officer of the Company who, in the absence of the President or in the event of the inability or refusal of the President to act, shall


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perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

      Section IV.8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Company and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

      Section IV.9. Treasurer. The Treasurer, if there be one, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer, if there be one, shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Company. If required by the Board of Directors, the Treasurer, if there be one, shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.


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      Section IV.l0. Assistant Secretaries. Except as otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

      Section IV.l1. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

      Section IV.12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Company the power to choose such other officers and to prescribe their respective duties and powers.

                                    ARTICLE V
                                      STOCK

      Section V.1. Certificates. Every holder of shares of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or a Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, that certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.


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      Section V.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New
Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

      Section V.3. Payment of Dividends. Except as limited by law or the Corporation's Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared in dividends and paid to the shareholders of the Corporation. The Board of Directors may set aside out of any of the funds of the Corporation available for dividends a reserve for any proper purpose, and from time to time may increase, diminish and vary such fund.

                                   ARTICLE VI
                               INDEMNIFICATION OF
                    EMPLOYEES, OFFICERS, DIRECTORS AND AGENTS

      Section VI.l. General. The Corporation shall indemnify, and advance Expenses (as hereinafter defined) to Indemnitee (as hereinafter defined) as provided in this Article and to the fullest extent permitted by applicable law.

      Section VI.2. Proceedings Other Than Proceedings by or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification provided in this Article VI if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding (as hereinafter defined), other than a proceeding by or in the right of the Corporation. Pursuant to this Article VI, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

      Section VI.3. Proceedings by or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification provided in this
Article VI if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the name of the Corporation to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Corporation if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification against Expenses shall nevertheless be made by the Corporation in such event if and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine.

      Section VI.4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Article, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such proceeding by dismissal with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

      Section VI.5. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Article, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or On his behalf in connection therewith.

      Section VI.6. Advancement of Expenses. The Corporation shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty (20) days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of the Proceeding. The statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

      Section VI.7. Procedure for Determination of Entitlement to
Indemnification.

            (a) To obtain indemnification under this Article; Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to Indemnification. The Secretary of the Corporation shall, promptly upon receipt of a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

            (b) Upon written request by Indemnitee for indemnification, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) (unless Indemnitee shall request that the determination be made by the Board of Directors or the stockholders; in which case by the person or persons or in the manner provided for in clauses (ii) or (iii) of this
Section VI.7(b>>) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; (ii) if a Change of Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (C) by the Disinterested Stockholders of the Corporation; Or (iii) as provided in Section VI.8 of this Article; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person; persons or entity making such determination with respect to Indemnitee's entitlement to indemnification; including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Corporation hereby agrees to indemnify and hold Indemnitee harmless therefrom.

            (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section VI.7(b) of this Article, the Independent Counsel shall be selected as provided in this Section VI.7(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Corporation shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that the selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Corporation, as the case may be, may, within seven (7) days after the written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to the selection. The objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section VI.13 of this Article, and the objection shall set forth with particularity the factual basis of the assertion. If the written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that the objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section VI.7(a) of this Article, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved Or the person so appointed shall act as Independent Counsel under Section VI.7(b) hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by the Independent Counsel in connection with acting pursuant to

      Section VI.7(b) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section VI.7(c), regardless of the manner in which the Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section VI.9(a)(iii) of this Article, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

      Section VI.8. Presumptions and Effect of Certain Proceedings.

            (a) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Article if Indemnitee has submitted a request for indemnification in accordance with Section VI.7(a) o(pound) this Article, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

            (b) If the person, persons or entity empowered or selected under
Section VI.7 of this Article to determine whether Indemnitee is entitled to indemnification shall not have made the determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to the indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (1i) a prohibition of the indemnification under applicable law; provided, however, that the sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, of the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires the additional time for the obtaining or evaluating of documentations and/or information relating thereto; and provided, further, that the foregoing provisions of this Section VI.8(b) shall not apply (A) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section VI.7(b) o(pound) this Article and if (1) within fifteen (15) days after receipt by the Corporation o(pound) the request for such determination the Board of Directors has resolved to submit such determination to the stockholders (pound)or their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (2) a special meeting o(pound) stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been 60 called and such determination is made thereat, or (B) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section VI.7(b) of this Article.

            (c) The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

      Section VI.9. Remedies of Indemnitee.

            (a) In the event that: (1) a determination is made pursuant to this Article that Indemnitee is not entitled to indemnification under this Article;
(ii) advancement of Expenses is not timely made pursuant to Section VI.6 of this Article; (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section VI.7(b) of this Article and such determination shall not have been made and delivered in a written opinion within ninety (90) days after receipt by the Corporation of the request for indemnification; (iv) payment of indemnification is not made pursuant to Section
VI.5 of this Article within ten (10) days after receipt by the Corporation of a written request therefor; or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or the determination is deemed to have been made pursuant to
Section VI.B of this Article, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence the proceeding seeking an adjudication or any award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section VI.9(a). The Corporation shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

            (b) In the event that a determination shall have been made pursuant to Section VI.7 of this Article that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section VI.9 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall be prejudiced by reason or that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section VI.9 the Corporation shall have the burden of providing that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

            (c) If a determination shall have been made or deemed to have been made pursuant to Section VI.7 or VI.8 of this Article that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section VI.9, absent (i) a misstatement by Indemnitee of a material fact, or any omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or
(ii) a prohibition of the indemnification under applicable law.

            (d) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section VI.9 that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article.

            (e) In the event that Indemnitee, pursuant to this Section VI.9, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section VI.13 of this Article) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with the judicial adjudication or arbitration shall be appropriately prorated.

      Section VI.10. Non-Exclusivity; Survival of Rights: Insurance;
Subrogation.

            (a) The rights of indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which indemnitee may at any time be entitled under applicable law, the Corporation's Certificate of Incorporation, these Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article or of any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. The provisions of this Article shall continue as to any Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his heirs, executors and administrators.

            (b) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Corporation or of any other Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation; Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

            (c) In the event of any payment under this Article, the Corporation shall be subrogated to the extent of such payment of all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

            (d) The Corporation shall not be liable under this Article to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

      Section VI.11. Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or enforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal Or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      Section VI.12. Certain Persons Not Entitled to Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Article, no person shall be entitled to indemnification or advancement of Expenses under this Article with respect to any Proceeding, or any claim therein, brought or made by him against the Corporation.

      Section VI.13. Definitions. For purposes of this Article:

            (a) "Change in Control" means a change in control of the Corporation occurring after the Effective Date of a nature that would be required to be reported in response to Item 5(f) of Schedule l4A of Regulation l4A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date: (i) any "person (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule l3d-3 under the Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

            (b) "Corporate Status" means the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

            (c) "Disinterested Director" means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

            (d) "Disinterested Stockholder" means a stockholder of the Corporation who is not and was not a party to the proceeding in respect of which indemnification is sought by Indemnitee.

            (e) "Effective Date" means the date the Corporation was incorporated under the laws of the State of Delaware.

            (f) "Expenses" shall include all reasonable attorney's fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

            (g) "Indemnitee" includes any person who is, or. is threatened to be made, a witness in or a party to any Proceeding as described in Sections VI.2, VI.3, VI.4 or VI.5 of this Article by reason of his Corporate Status.

            (h) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in any action to determine Indemnitee's rights under this Article.

            (i) "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing Or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section VI.7 to enforce his rights under this Article.

                                   ARTICLE VII
                                  MISCELLANEOUS

      Section VII.1. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

      Section VII.2. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

      Section VII.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning. of the meeting, to the transaction of any business because the ( meeting is not lawfully called or convened, and does so object. Neither the business to he transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

      Section VII.4. Interested Directors: Quorum. No contract or transaction shall be void or voidable solely because the contract or transaction is between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest; not shall any such contract or transaction be void or voidable solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested Directors being less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders or (C) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

      Section VII.5. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records.

      Section VII.6. Notices. Any notice, request or communication required or permitted to be given to the Corporation or any other person by law, the Certificate of Incorporation or these Bylaws, shall be in writing and either delivered in person Or sent by telex, telegram or certified or registered mail, postage prepaid, return receipt requested, (a) if to the Corporation, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary, and (b) if to any other person, to that person at his last address on the Corporation's records.

      Section VII.7. Amendment of Bylaws. These Bylaws may be altered or repealed, and new Bylaws made, by the Board of Directors.

                            CERTIFICATE OF SECRETARY

                                       OF

                           THE NATIONAL REGISTRY INC.,
                             a Delaware corporation

I, the undersigned, certify that:

      1. I am the duly appointed and acting Secretary of The National Registry Inc., a Delaware corporation (the "Corporation"); and

      2. The foregoing Bylaws are a complete and correct copy of the Bylaws of this Corporation as adopted by the sole director of this Corporation effective as of October 23, 1991, and such Bylaws have not been altered or repealed and are in full force and effect as of the date set forth below.

      IN WITNESS WHEREOF, I have subscribed my name as of this 23rd day of October, 1991.


                                         ---------------------------------------
                                         James P. Mitchell, Secretary